                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement                 Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to
     sec. 240.14a-11(c) or sec. 240.14a-12

- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                   PRINTRONIX
- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

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
                              [PRINTRONIX LOGO(R)]

                             17500 CARTWRIGHT ROAD
                                 P.O. BOX 19559
                            IRVINE, CALIFORNIA 92713

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 13, 1996

         The Annual Meeting of Stockholders of Printronix, Inc. will be held at the principal executive offices of the Company, located at 17500 Cartwright Road, Irvine, California, on Tuesday, August 13, 1996 at 2:00 p.m. local time, for the following purposes, all as set forth in the attached Proxy Statement:

         1. To elect five directors to hold office until the next annual meeting of stockholders.

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on June 24, 1996 are entitled to notice of and to vote at the meeting and any adjournment thereof.

         Stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTPAID ENVELOPE. If you do attend the meeting, you may withdraw your proxy and vote personally on each matter brought before the meeting.



July 9, 1996

                                                   GEORGE L. HARWOOD
                                           Senior Vice President, Finance & MIS,
                                           Chief Financial Officer and Secretary

                              [PRINTRONIX LOGO(R)]

                             17500 CARTWRIGHT ROAD
                                 P.O. BOX 19559
                            IRVINE, CALIFORNIA 92713

                                ---------------
                                PROXY STATEMENT
                                ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 13, 1996

         This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy on behalf of the Board of Directors of Printronix, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders of the Company to be held on Tuesday, August 13, 1996 and at any adjournments thereof, for the purposes set forth in the accompanying notice. It is anticipated that this Proxy Statement and the enclosed form of proxy will be first mailed to stockholders on or about July 9, 1996.

         The close of business on June 24, 1996 has been fixed as the record date for stockholders entitled to notice of and to vote at the meeting. As of that date, there were 7,867,871 shares of Common Stock of the Company outstanding and entitled to vote, the holders of which are entitled to one vote per share.


         In the election of directors, a stockholder may cumulate his or her votes for one or more candidates, but only if such candidate's or candidates' names have been placed in nomination prior to the voting and the stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for the candidates in nomination. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the stockholder thinks fit. The five candidates receiving the highest number of affirmative votes shall be elected. In the event of cumulative voting, the proxy solicited by the Board of Directors confers discretionary authority on the proxies to cumulate votes so as to elect the maximum number of persons nominated by the Board of Directors.

         Stockholders are requested to date, sign and return the enclosed proxy to make certain that their shares will be voted at the meeting. Any proxy given may be revoked by the stockholder at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by filing with him a proxy bearing a later date, or by attendance at the meeting and voting in person. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are specified, proxies will be voted FOR the election of the five nominees for directors named below.

                             ELECTION OF DIRECTORS

         The By-laws of the Company authorize a minimum of five and a maximum of nine directors, the actual number of authorized directors to be determined by the Board of Directors. Currently, the number of authorized directors is five who are to be elected at the annual meeting of stockholders to hold office until the next annual meeting and until their respective successors are elected and qualified. It is intended that the proxies received, unless otherwise specified, will be voted for the five nominees named below, each of whom is an incumbent director of the Company. It is not contemplated that any of the nominees will be unable or unwilling to serve as a director but, if that should occur, the persons designated as proxies will vote for a substitute nominee or nominees designated by the Board of Directors.

         There is set forth below as to each of the five nominees for election as a director, his principal occupation, age, the year he became a director of the Company, and additional biographical data.

ROBERT A. KLEIST

         Mr. Kleist, age 67, is one of the founders of the Company and has served as a director and its President and Chief Executive Officer since its formation in 1974. He held the additional office of Chief Financial Officer from February 1987 until October 1988 and from August 1985 until January 1986. Mr. Kleist is a director of Seagate Technology.

BRUCE T. COLEMAN

         Mr. Coleman, age 57, has served as a director of the Company since February 1994 and previously from 1976 to 1989. Since September 1991, he has been the Chief Executive Officer of El Salto Advisors, a consulting firm which provides interim management to computer software and service companies. In the years 1992 to 1996, Mr. Coleman served as interim CEO for Computer Network Technology Corporation, Fischer International, Image BSN Systems, Knowledge Systems Corporation, Resumix Inc. and Viewpoint Systems. From 1988 to 1991, Mr. Coleman managed Information Science, Inc., a human resource software and service company. Mr. Coleman is a director of Computer Network Technology Corporation.

JOHN R. DOUGERY

         Mr. Dougery, age 56, has served as a director of the Company since 1978. Mr. Dougery has been a general partner of Dougery & Wilder and its predecessor since its formation in April 1981. The partnership is engaged in the business of selecting and managing venture capital investments. Mr. Dougery is a director of InFocus Systems, Inc. and Intevac, Inc.

RALPH GABAI

         Mr. Gabai, age 58, has served as a director of the Company since 1988. He has been the President of Bi-Coastal Consulting Ltd., a firm specializing in management consulting, since 1984. From July 1987 to December 1989, Mr. Gabai was Chairman and Chief Executive Officer of Triplex Corporation, a manufacturer of fault tolerant programmable controllers. From January to December 1990, he was Chairman and Chief Executive Officer of Unistructure Inc., a firm engaged in high density electronic packaging. Mr. Gabai is an adviser to Seidman-Fisher, a venture capital investment fund.

ERWIN A. KELEN

         Mr. Kelen, age 61, has served as a director of the Company since 1977. From January 1984 to September 1990, he was the President and Chief Executive Officer of DataMyte Corporation, a manufacturer of factory data collection systems. Since October 1990, Mr. Kelen has been the principal of Kelen Ventures, a venture capital and investment firm. Mr. Kelen is a director of Computer Network Technology Corporation, Insignia Systems Inc. and CyberOptics Inc.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors of the Company held six meetings during the fiscal year ended March 29, 1996. All directors attended at least 75% of the meetings of the Board and its committees on which they served. In addition to action taken at the meetings, the Board and its committees on occasion act by unanimous written consent.

         The Board of Directors has established standing Audit and Stock Option Committees but does not have standing nominating or compensation committees.

         The Audit Committee, which held two meetings during fiscal year 1996, was composed of Messrs. Dougery, Gabai and Kelen. The Audit Committee meets periodically with the Company's independent auditors and Company financial personnel, as a group or separately, to oversee the planning and performance of the annual audit and to consult as to audit, accounting and financial matters. The Audit Committee brings to the attention of the Company any recommendations of the independent auditors for improvements in accounting procedures and internal controls.

         The Stock Option Committee is composed of Messrs. Kleist, Dougery and Gabai. This committee, which acted by written consent on 9 occasions during fiscal year 1996, administers the Company's 1980 Employee Stock Purchase Plan, the 1984 Stock Incentive Plan and the 1994 Stock Incentive Plan.

         Directors who are not employees of the Company receive fees in amounts determined from time to time by the Board. During fiscal year 1996, directors were paid at the rate of $10,000 per year plus $750 for each meeting of the Board of Directors or its committees attended. In addition, a bonus of $750 per quarter was paid for the first, second and fourth quarters of fiscal year 1996. Directors who are employees of the Company do not receive any additional compensation for their services as directors.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth information as of May 10, 1996, regarding the beneficial ownership of the Common Stock of the Company by (i) all persons known by the Company to be beneficial owners of more than 5% of its outstanding stock, (ii) each of the directors of the Company, and (iii) all officers and directors of the Company as a group.

         Throughout this proxy statement, share and share price data have been adjusted to reflect the June 10, 1996 stock split which was effected in the form of a 50% stock dividend.

                                   SHARES OF                  RIGHTS TO ACQUIRE
                                   COMMON STOCK               BENEFICIAL                      PERCENT
BENEFICIAL OWNER                   BENEFICIALLY OWNED (1)     OWNERSHIP (2)       TOTAL       OF CLASS
- - ----------------                   ----------------------     -------------       -----       --------

Robert A. Kleist                       1,306,339               59,063            1,365,402      17.3%
  17500 Cartwright Road
  Irvine, CA 92714

Kopp Investment Advisors, Inc.           641,400                   --              641,400       8.2%
  6600 France Ave. So., Suite 672
  Edina, MN 55435

The Killen Group, Inc.                   435,996                   --              435,996       5.6%
  1189 Lancaster Ave.
  Berwyn, PA 19312



Dimensional Fund Advisors Inc.(3)        432,525                   --              432,525       5.5%
  1299 Ocean Ave., Suite 650
  Santa Monica, CA 90401

John R. Dougery                           46,293               21,263               67,556       0.9%

Erwin A. Kelen                            22,713               23,288               46,001       0.6%

Ralph Gabai                                3,750                7,088               10,838       0.1%

Bruce T. Coleman                           3,000                3,038                6,038       0.1%

All officers and directors as
a group (17 persons including
the persons named above)               1,806,858              255,817            2,062,675      25.5%



(1) Except as otherwise noted, the beneficial owners enjoy sole voting and investment powers with respect to the shares indicated, subject to community property laws where applicable.

(2) Includes shares which the party or group has the right to acquire by the exercise of stock options which are currently exercisable or exercisable within 60 days after May 10, 1996.

(3) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 432,525 shares of Printronix, Inc. common stock as of March 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

         Pursuant to Section 16 of the Securities Act of 1934, as amended, the Company's officers and directors and holders of more than 10% of the Company's Common Stock are required to file reports of their trading in Company equity securities with the Securities and Exchange Commission.

         Based solely on its review of the copies of such reports received by the Company, or written representations from certain reporting persons, the Company believes that during the fiscal year 1996 all Section 16 filing requirements applicable to reporting persons were complied with, except as set forth below.

         Bruce T. Coleman purchased 2,000 shares of Common Stock on August 16, 1995. This transaction was reported late on June 4, 1996 on a Form 4. Victor Fitzsimmons made a gift of 600 shares of Common Stock on February 7, 1996. This transaction was reported late on June 6, 1996 on a Form 4.

              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

         The Board of Directors makes all decisions on compensation of the Company's executives. During the 1996 fiscal year, the Board included four non-employee directors, Bruce T. Coleman, John R. Dougery, Ralph Gabai and Erwin
A. Kelen and one employee director, Robert A. Kleist, Chief Executive Officer ("CEO") and Chairman of the Board. Robert A. Kleist does not participate in the Board's discussion of the Chief Executive Officer's compensation.

COMPENSATION PHILOSOPHY

         The Board has adopted an executive compensation program designed to link executive compensation to the performance of the Company and is based upon the following principles:

         - To provide the level of total compensation necessary to attract and retain key executives critical to the long-term success of the Company.

         - To provide a compensation plan that rewards performance by maintaining the base salary comparable to average salaries in the industry while creating opportunities for higher total compensation through performance bonuses and stock incentives.


         - To properly balance compensation between short-term and long-term results.

         The executive total compensation consists of two elements: (A) an annual component consisting of base salary and quarterly bonuses and (B) a long-term component consisting of stock options and restricted stock.

(A) Annual Component

         Base Salary:      Base salaries for executive officers are
                           measured against the industry norms for companies of comparable revenue size. This data is gathered from the American Electronics Association Executive
                           Compensation Survey. The total base salaries for the group of executive officers is set to approximate industry norms.

         Quarterly Bonus:  The Board has approved an incentive
                           compensation plan that is 80% based upon achievement of quarterly Company profitability targets and 20% based upon sales/revenue growth targets. The Board approves the participation of executive officers and key employees in the plan. The plan was established to provide incentive compensation of varying percentage levels of base salaries. In addition, the Board has approved individual bonus plans for several of the executive staff to focus attention on quarterly sales levels.

(B) Long-term Compensation

         Stock Options:    The Stock Option Committee of the Board of
                           Directors administers the 1984 Stock Incentive Plan
                           (the "1984 Plan") and the 1994 Stock Incentive Plan
                           (the "1994 Plan"), both of which provide for grants of stock options and restricted stock awards. The
                           1984 Plan and the 1994 Plan were established to advance the interests of the Company and its stockholders by strengthening the ability of the Company to attract and retain in its employ persons of training, experience and ability, and to furnish additional incentives to officers, directors and key employees of the Company. Stock options are granted periodically at the fair market value of Printronix stock on the date of grant. They are generally exercisable in 25% increments over four years and expire five years after the date of grant.

         Restricted Stock: Restricted stock awards were granted in fiscal year 1991 to the CEO and two executive officers and in fiscal year 1993 to two other executive officers. The stock could vest in four equal annual installments during a seven year window. Restricted stock is subject to repurchase by the Company and may not be disposed by the recipient until certain restrictions established by the Board lapse. In order for the restrictions to lapse and the restricted stock to vest, the Company must achieve a certain level of profitability. Failure to achieve that level of profitability will result in repurchase by the Company of the stock.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The non-employee members of the Board of Directors review the CEO's total compensation package. A comparison is made between the current total compensation paid to the CEO and CEOs of companies of similar revenue size in the Company's industry.

         The base cash compensation of the CEO was increased 4% and 11%, respectively, during the 1996 and 1995 fiscal years but not increased at all in fiscal years 1993 and 1994, nor were the voluntary reductions of 10% of base salary from fiscal years 1991 and 1992 reinstated. The CEO's bonus was part of the total Executive Bonus Plan and was paid for the first, second and fourth quarters of fiscal year 1996.

         The Board may grant restricted stock awards to the CEO under the Company's 1994 Plan in order to balance the risk/reward element of the position. Specific grants of stock options under the 1994 Plan are specified in that Plan. During the 1996 fiscal year, the CEO was granted a stock option of 15,750 shares at fair market value on the date of grant under the 1994 Plan. There was no restricted stock awarded to the CEO in fiscal year 1996.

                                                      BOARD OF DIRECTORS

                                                      Robert A Kleist, Chairman
                                                      Bruce T. Coleman
                                                      John R. Dougery
                                                      Ralph Gabai
                                                      Erwin A. Kelen

                           SUMMARY COMPENSATION TABLE

- - -----------------------------------------------------------------------------------------------------------------------------------
                                        ANNUAL COMPENSATION                          LONG-TERM COMPENSATION
                             -------------------------------------------        -----------------------------------
                                                                                        AWARDS             PAYOUTS
                                                                                -----------------------    --------
NAME AND                     YEAR       SALARY         BONUS        OTHER       RESTRICTED   SECURITIES     LTIP           ALL
PRINCIPAL                                ($)            ($)         ANNUAL        STOCK      UNDERLYING     PAYOUTS       OTHER
POSITION                                                          COMPENSATION    AWARD(s)    OPTIONS/       ($)(2)    COMPENSATION
                                                                    ($)(1)        ($)(2)      SARs(#)                     ($)(3)
- - -----------------------------------------------------------------------------------------------------------------------------------

R.A. KLEIST                  1996      205,846          98,076       15,600                      15,750      166,254        7,300
President and CEO
                             1995      201,551          89,633       16,200                      15,750      144,375        7,542

                             1994      180,039          31,117       15,600                      15,750            0        7,300
- - -----------------------------------------------------------------------------------------------------------------------------------

J.E. BELT                    1996      160,508          57,378       11,700                      22,500      118,753        4,510
Sr. Vice President -
Engineering and              1995      160,106          60,064       12,150                      11,250      103,125        4,645
Assistant Corporate
Secretary                    1994      149,056          15,500       11,700                           0            0        4,488
- - -----------------------------------------------------------------------------------------------------------------------------------

C.V. FITZSIMMONS             1996      139,236          48,534       11,700                      22,500      118,753        1,796
Sr. Vice President -
Worldwide Manufacturing      1995      129,596          47,468       12,150                      11,250      103,125        1,723

                             1994      113,796          14,300       11,700                           0            0        1,545
- - -----------------------------------------------------------------------------------------------------------------------------------

G.L. HARWOOD                 1996      160,508          57,378       11,700                      22,500      118,753        2,440
Sr. Vice President -
Finance and MIS,             1995      158,906          59,663       12,150                      11,250      103,125        2,483
Chief  Financial
Officer and                  1994      144,756          15,400       11,700                           0            0        1,797
Corporate Secretary
- - -----------------------------------------------------------------------------------------------------------------------------------

R.A. STEELE                  1996      154,865(4)       45,993       11,700                      22,500      118,753        2,315
Sr. Vice President -
Sales and Marketing          1995      184,328(4)       48,015       12,150                      11,250      103,125        2,288

                             1994      153,215(4)       10,050       11,600                           0            0        1,618
- - -----------------------------------------------------------------------------------------------------------------------------------


(1) Car allowance

(2) At March 29, 1996 the aggregate number of shares of restricted stock sold to certain officers was 303,750 and the value of such shares, computed in accordance with Securities and Exchange Commission regulations, was $3,425,693. The shares were sold at their respective dates of grant (in fiscal years 1991 and 1993), and are subject to the Company's obligation to repurchase them if certain performance criteria are not met in increments over a period of years. Because of the attainment of the criterion in fiscal years 1995 and 1996, the Company's obligation to repurchase has lapsed as to a portion of those shares. The amounts set forth above under the heading "LTIP Payouts" reflects the value of those shares. That value is also included in the aggregate amount set forth in this footnote.

(3) All other compensation consists of 401(k) matching contributions and life insurance.

(4) Includes $15,919, $46,906 and $29,395 in sales bonuses paid in 1996, 1995 and 1994, respectively.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


- - -----------------------------------------------------------------------------------------------------
                                      INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                                                                                VALUE AT ASSUMED
                                                                                ANNUAL RATES OF
                                                                                STOCK PRICE
                                                                                APPRECIATION FOR
                                                                                OPTION TERM (1)
                      -----------------------------------------------------    ----------------------
NAME                  NUMBER OF    PERCENT OF TOTAL  EXERCISE    EXPIRATION     5%($)     10%($)
                      SECURITIES   OPTIONS/SARs      OR BASE     DATE
                      UNDERLYING   GRANTED TO        PRICE
                      OPTIONS/     EMPLOYEES IN      ($/SH)(2)
                      SARs         FISCAL YEAR
                      GRANTED(#)
- - -----------------------------------------------------------------------------------------------------
R.A. KLEIST            15,750         3.80            12.33         2/8/01      53,666    118,588
- - -----------------------------------------------------------------------------------------------------
J.E. BELT              11,250         2.72            13.33        4/24/00      41,441     91,574
                       11,250         2.72            11.00        2/21/01      34,190     75,551
- - -----------------------------------------------------------------------------------------------------
C.V. FITZSIMMONS       11,250         2.72            13.33        4/24/00      44,441     91,574
                       11,250         2.72            11.00        2/21/01      34,190     75,551
- - -----------------------------------------------------------------------------------------------------
G.L. HARWOOD           11,250         2.72            13.33        4/24/00      44,441     91,574
                       11,250         2.72            11.00        2/21/01      34,190     75,551
- - -----------------------------------------------------------------------------------------------------
R.A. STEELE            11,250         2.72            13.33        4/24/00      44,441     91,574
                       11,250         2.72            11.00        2/21/01      34,190     75,551
- - -----------------------------------------------------------------------------------------------------




(1) The dollar amounts under these columns are based on 5% and 10% appreciation rates in accordance with the rules of the Securities and Exchange Commission. This table is not intended to predict future movement of the Company's stock price. For example, based on the closing stock price of $17.50 on June 21, 1996, the potential realizable value for the 15,750 options granted to Mr. Kleist would be $81,380 and for the 22,500 options granted each to Dr. Belt, Mr. Fitzsimmons, Mr. Harwood and Mr. Steele, $120,038.

(2) 15,750 stock options were granted to Mr. Kleist at a fair market value price of $12.33 per share on February 8, 1996. 11,250 stock options each were granted to Dr. Belt, Mr. Fitzsimmons, Mr. Harwood and Mr. Steele on April 24, 1995 and February 21, 1996 at a fair market value price of $13.33 and $11.00 per share, respectively.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                       AND
                       FISCAL YEAR-END OPTION/SAR VALUES











- - -----------------------------------------------------------------------------------------------------
                                                               NUMBER OF            VALUE OF
                                                               SECURITIES           UNEXERCISED
                                                               UNDERLYING           IN-THE-MONEY
                                                               UNEXERCISED          OPTIONS/SARs
                                                               OPTIONS/SARs         AT FY-END ($)(1)
                                                               AT FY-END (#)
- - ----------------------------------------------------------    ----------------     ------------------
NAME             SHARES ACQUIRED       VALUE REALIZED ($)      EXERCISABLE/         EXERCISABLE/
                 ON EXERCISE (#)                               UNEXERCISABLE        UNEXERCISABLE
- - -----------------------------------------------------------------------------------------------------

R.A. KLEIST         31,500              280,886                  39,374/39,376      340,837/389,837
- - -----------------------------------------------------------------------------------------------------
J.E. BELT           40,500              449,018                   2,812/30,938       22,966/196,421
- - -----------------------------------------------------------------------------------------------------
C.V. FITZSIMMONS    13,161              176,063                   9,564/30,938       89,365/196,421
- - -----------------------------------------------------------------------------------------------------
G.L. HARWOOD        39,375              614,601                   2,812/30,938       22,966/196,421
- - -----------------------------------------------------------------------------------------------------
R.A. STEELE         14,813              211,700                  13,499/19,688       132,751/82,042
- - -----------------------------------------------------------------------------------------------------




(1) Based on the difference between the closing price of $12.167 per share on March 29, 1996 and the option exercise price.

                               PERFORMANCE GRAPH

         Set forth below is a table comparing the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return of companies on the National Association of Securities Dealers Automated Quotations ("NASDAQ") U.S. Companies Index and Peer Group Index over the same period of time. The Peer Group Index is a Computers, Subsystems and Peripherals Industry Group created by Media General Financial Services, Inc.

                 CUMULATIVE FIVE YEAR TOTAL RETURN AMONG NASDAQ
                INDEX, COMPUTER PEER GROUP AND PRINTRONIX, INC.

Measurement Period                                  NASDAQ
- - ------------------                                  ------

Fiscal Year 1996            Printronix  Peer Group   Index
- - ----------------            ----------  ----------   -----


Measurement Point -3/30/91      $100      $100        $100

FYE 3/27/92                     $ 62      $ 89        $127

FYE 3/26/93                     $ 70      $ 79        $147

FYE 3/25/94                     $ 81      $ 89        $158

FYE 3/31/95                     $293      $110        $176

FYE 3/29/96                     $261      $158        $239


Assumes $100 invested on March 30, 1991 in Printronix, Inc. Common Stock, the NASDAQ U.S. Companies Index and Peer Group Common Stock. Total stockholder returns assume reinvestment of dividends.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP, independent public accountants, audited the financial statements of the Company for the fiscal year ended March 29, 1996. A member of Arthur Andersen LLP is expected to be present at the meeting, will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions. Independent public accountants for the fiscal year ending March 28,1997 will be selected by the Board of Directors after a review and recommendation to the Board by the Audit Committee.

                             STOCKHOLDER PROPOSALS

         Stockholders who wish to present proposals for action at the 1997 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Proposals must be received no later than March 1,1997, for inclusion in next year's Proxy Statement and proxy.

                              GENERAL INFORMATION

         The cost of soliciting the enclosed form of proxy will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Directors, officers and regular employees of the Company may, without additional compensation, also solicit proxies either personally or by telephone, telegram or special letter.

         The Board of Directors presently knows of no other business which will come before the meeting. However, if any other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

                                   By Order of the Board of Directors










                                                    GEORGE L. HARWOOD
                                           Senior Vice President, Finance & MIS,
                                           Chief Financial Officer and Secretary


July 9,1996

                                PRINTRONIX, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 13, 1996

The undersigned hereby appoints Robert A. Kleist and George L. Harwood as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Printronix, Inc. held of record by the undersigned on June 24, 1996, at the annual meeting of stockholders to be held on August 13, 1996 or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF FIVE DIRECTOR NOMINEES. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE AND DISTRIBUTE VOTES FOR ANY OR ALL OF THE NOMINEES NAMED BELOW FOR WHICH THE AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

 1. ELECTION OF DIRECTORS.
 / / FOR all nominees listed to the right (except as     / / WITHHOLD AUTHORITY to vote for all nominees
    marked to the contrary)                                  listed to the right

                                                       (INSTRUCTIONS: To withhold authority to vote for any

                                                       individual nominee strike a line through the

                                                       nominee's name in the list below.)

                                                       R. Kleist, B. Coleman, J. Dougery, R. Gabai, E. Kelen


  2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                                                       Please sign exactly as name appears hereon.


                                                       -------------------------------------------
                                                       Date:       , 1996
                                                            -------

                                                       Please mark, date and sign as your name appears

                                                       hereon and return in the enclosed envelope. If

                                                       acting as executor, administrator, trustee,

                                                       guardian, etc., you should so indicate when

                                                       signing. If the signer is a corporation, please

                                                       sign in the full corporate name, by duly

                                                       authorized officer. If a partnership, please sign

                                                       in partnership name by authorized person. If

                                                       shares are held jointly, each stockholder named

                                                       must sign.


            PLEASE MARK YOUR CHOICE LIKE THIS /x/ IN BLUE OR BLACK INK.